As filed with the Securities and Exchange Commission on October 6, 1999.
                                                           Registration No. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

             ------------------------------------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
             ------------------------------------------------------

                               INAMED CORPORATION
               (Exact name of issuer as specified in its charter)

          Delaware                                        59-0920629
    (State of Incorporation)                            (I.R.S. Employer
                                                       Identification No.)

                           5540 Ekwill Street, Suite D
                         Santa Barbara, California 93111
                                 (805) 692-5400
          (Address and telephone number of principal executive offices)

                               INAMED CORPORATION
                             1998 STOCK OPTION PLAN
                            (Full Title of the Plan)

                            David E. Bamberger, Esq.
              Senior Vice President, General Counsel and Secretary
                               Inamed Corporation
                            11 Penn Plaza, Suite 946
                               New York, NY 10001
                                 (212) 273-3430
            (Name, address and telephone number of agent for service)

                                   Copies to:
                       Milbank, Tweed, Hadley & McCloy LLP
                            One Chase Manhattan Plaza
                            New York, New York 10005
                                 (212) 530-5000
                        Attention: Robert S. Reder, Esq.

                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------
                                                     Proposed Maximum         Proposed Maximum
Title of Securities to be       Amount to be        Offering Price Per       Aggregate Offering        Amount of
        Registered               Registered                Share                   Price           Registration Fee
---------------------------------------------------------------------------------------------------------------------
 Common Stock (par                                        $ 6.50
 value $0.01 per share)          450,000 shares           $28.688               $3,146,880            $874.84
---------------------------------------------------------------------------------------------------------------------

* The proposed maximum aggregate offering price listed above has been determined pursuant to Rule 457(h) under the Securities Act of 1933, as amended, and represents (i) the exercise price of all options to acquire any of the above-registered shares granted under the Plan as of the Effective Date of this registration, plus (ii) the product of the remaining shares registered hereunder available for future grant under the Plan multiplied by a per share price of $28.688, the average price of Inamed Corporation Common Stock on the Nasdaq National Market on October 4, 1999.

                                     PART I

ITEM 1.  PLAN INFORMATION

                  This Registration Statement relates to the registration of 450,000 shares of Common Stock, $0.01 par value per share, of INAMED CORPORATION (the "Registrant") awarded under the Inamed Corporation 1998 Stock Option Plan (the "Plan"). Documents containing the information required by Part I of the Registration Statement will be sent or given to participants in the Plan as specified by Rule 428(b). Such documents are not filed with the Securities and Exchange Commission (the "Commission" or the "SEC") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 in reliance on Rule 428.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

                  The Registrant will, upon written or oral request, provide without charge to any person to whom the Prospectus relating to this Registration Statement is delivered, a copy of any and all of the information which has been incorporated by reference in such Prospectus and this Registration Statement (pursuant to Item 3 of Part II below). Such requests should be directed to the Assistant Secretary, Inamed Corporation, 5540 Ekwill Street, Suite D, Santa Barbara, California 93111 (telephone: (805) 692-5400).

                                     PART II

                    INFORMATION REQUIRED IN THE REGISTRATION

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The following documents which have been filed by the Registrant with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act") and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as applicable, are incorporated by reference herein and shall be deemed to be a part hereof:

         1. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998.

         2. The description of the Registrant's Capital Stock contained in the registration statement filed pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         3. All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act.

All documents, filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this registration statement and made a part hereof from their respective dates of filing (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"); provided, however, that the documents enumerated above or subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made by this registration statement is in effect prior to the filing with the Commission of the Registrant's Annual Report on Form 10-K covering such year


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

shall not be Incorporated Documents or be incorporated by reference in this registration statement or be a part hereof from and after the filing of such Annual Report on Form 10-K.

                  Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES

                  The Common Stock being registered hereunder has been registered pursuant to Section 12 of the Exchange Act and a description of the Common Stock is contained in the Exchange Act registration statement which has been filed with the Commission.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

                  Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

                  Section 145 of the Delaware General Corporation Law, inter alia, generally empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similar indemnity is authorized for such person against expense (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of any such threatened, pending or completed action or suit if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the shareholders or disinterested directors or by independent legal counsel in a written opinion that indemnification is proper because the indemnitee has met the applicable standard of conduct.

                  Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him, and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

                  The Registrant's bylaws provide a right to indemnification to the full extent permitted by law for expenses, attorney's fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by any director of officer whether or not the indemnified liability arises or arose from any threatened, pending or completed proceeding by or in the Registrant's right by reason of the fact that the director or officer is or was serving as the Registrant's director or officer at the Registrant's request, as a director, officer, partner, fiduciary or trustee of another corporation, partnership, joint venture, trust,


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

employee benefit plan or other enterprise, unless a court finally determines that the director or officer did not act in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action, that the director or officer has no reasonable cause to believe that his conduct was unlawful. The Registrant's bylaws provide for the advancement of expenses to an indemnified party upon receipt of an undertaking by the party to repay those amounts if it is finally determined that the indemnified party is not entitled to indemnification. The Registrant's bylaws authorize the Registrant to take steps to ensure that all persons entitled to indemnification are properly indemnified, including, if the board of directors so determines, purchasing and maintaining insurance.

                  The Registrant's Restated Certificate of Incorporation provides that director of the Registrant will be personally liable to the Registrant or its stockholders for monetary damages for a breach of fiduciary duty as a director, except for liability for (i) any breach of that person's duty of loyalty; (ii) acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law; (iii) the payment of unlawful dividends and certain other actions prohibited by Delaware corporation law; and (iv) any transaction resulting in receipt by that person of an improper personal benefit.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

                  Not applicable.

ITEM 8.  EXHIBITS.

                  See Exhibit Index on page 8.

ITEM 9.  UNDERTAKINGS.

(a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% "Calculation of Registration Fee" table in the effective registration statement; and


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

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13(a) or Section 15(d) of the 1934 Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act, each filing of the issuer's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act of (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at the time shall be deemed to be the initial bona fide offering hereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the above-mentioned provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


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

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York and the State of New York, on October 5, 1999.

                                     INAMED CORPORATION

                                     By: /s/ DAVID E. BAMBERGER
                                        -----------------------------
                                        David E. Bamberger
                                        Senior Vice President,
                                        General Counsel and
                                        Secretary


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


                                POWER OF ATTORNEY

                  Each person whose signature appears below hereby severally constitutes and appoints Ilan K. Reich and David E. Bamberger and each of them acting singly, as his or her true and lawful attorney-in-fact and agent, with full and several power of substitution and resubstitution, to sign for him or her and in his or her name, place and stead in any and all capacities indicated below, the registration statement on Form S-8 filed herewith and any and all pre-effective and post-effective amendments and supplements to the said registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment thereto has been signed below by the following persons in the capacities and on the date indicated below.

     SIGNATURE                             TITLE                           DATE
/s/ RICHARD G. BABBITT
---------------------------        Chairman of the Board of           October 5, 1999
Richard G. Babbitt                 Directors and Chief
                                   Executive Officer

/s/ ILAN K. REICH
---------------------------        Director and President             October 5, 1999
Ilan K. Reich

/s/ JAMES E. BOLIN
---------------------------               Director                    October 5, 1999
James E. Bolin


---------------------------               Director                    October  , 1999
Malcolm R. Currie, Ph.D.


---------------------------               Director                    October  , 1999
John F. Doyle

/s/ MITCHELL S. ROSENTHAL, M.D.
---------------------------               Director                    October 5, 1999
Mitchell S. Rosenthal, M.D.

/s/ DAVID A. TEPPER
---------------------------               Director                    October 5, 1999
David A. Tepper

---------------------------               Director                    October  , 1999
John E. Williams, M.D.



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
---------------------------        Senior Vice President          October __, 1999
Michael J. Doty                    Chief Financial Officer


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

                                  EXHIBIT INDEX

Exhibit No.               Description
5          Opinion of Milbank, Tweed, Hadley & McCloy LLP as to the legality of the Company's Common Stock.

23(a)      Consent of Milbank, Tweed, Hadley & McCloy LLP (included in the
           Opinion filed as Exhibit 5 hereto).

23(b)      Consent of BDO Seidman, LLP, independent auditors.

24         Power of Attorney (set forth on the signature page hereof).

99(a)      Inamed Corporation 1998 Stock Option Plan.


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